                                            FILED PURSUANT TO RULE NO. 424(b)(3)
                                                      REGISTRATION NO. 333-33362

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 15, 2001)

                          [LOGO] HOLDRs Semiconductor

                       1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS SM Trust

   This prospectus supplement supplements information contained in the prospectus dated February 15, 2001, which updated the original prospectus dated May 4, 2000 relating to the sale of up to 1,000,000,000 depositary receipts by the Semiconductor HOLDRS SM Trust.

   The share amounts specified in the table on page 11 of the base prospectus shall be replaced with the following:

                                                         Primary
                                                 Share   Trading
              Name of Company            Ticker Amounts   Market
     ----------------------------------  ------ ------- ----------
     Advanced Micro Devices, Inc.         AMD       4      NYSE
     Altera Corporation                   ALTR      6   Nasdaq NMS
     Amkor Technology, Inc.               AMKR      2   Nasdaq NMS
     Analog Devices, Inc.                 ADI       6      NYSE
     Applied Materials, Inc.              AMAT     13   Nasdaq NMS
     Atmel Corporation                    ATML      8   Nasdaq NMS
     Broadcom Corporation                 BRCM      2   Nasdaq NMS
     Intel Corporation                    INTC     30   Nasdaq NMS
     KLA-Tencor Corporation               KLAC      3   Nasdaq NMS
     Linear Technology Corporation        LLTC      5   Nasdaq NMS
     LSI Logic Corporation                LSI       5      NYSE
     Maxim Integrated Products, Inc.      MXIM      5   Nasdaq NMS
     Micron Technology, Inc.               MU       9      NYSE
     National Semiconductor Corporation   NSM       3      NYSE
     Novellus Systems, Inc.               NVLS      2   Nasdaq NMS
     SanDisk Corporation                  SNDK      1   Nasdaq NMS
     Teradyne, Inc.                       TER       3      NYSE
     Texas Instruments Incorporated       TXN      22      NYSE
     Vitesse Semiconductor Corporation    VTSS      3   Nasdaq NMS
     Xilinx, Inc.                         XLNX      5   Nasdaq NMS

   The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

           The date of this prospectus supplement is March 30, 2001.